Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee and Consultant Share Option Plan and Incentive Plan of ioneer Limited of our report dated December 7, 2021, with respect to the consolidated financial statements of ioneer Limited included in its Annual Report (Form 20-F) for the year ended June 30, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Sydney, Australia

July 15, 2022